Exhibit 99.1

Bacterin Announces Fourth Quarter and Year-End 2014 Results

Fourth Quarter Highlights:

•	Total revenue increased to $9.1 million from $8.3 million in Q4 2013, an increase of 10.0% over the prior year

•	Gross profit increased to $5.8 million compared to $4.1 million in Q4 2013, an increase of 41.2% over the prior year

•	Gross margins improved to 63.5%, an increase from 49.5% reported in the fourth quarter of 2013

•	Loss from operations before impairment decreased to $1.6 million from $2.8 million in the prior year

BELGRADE, Mont., March 17, 2015 (GLOBE NEWSWIRE) -- Bacterin International Holdings, Inc. (NYSE MKT:BONE), a leader in the development of bone graft material, today reported financial results for the fourth quarter and full year ended December 31, 2014. The Company reported annual revenues of approximately $35.3 million and a net loss for the year of approximately $10.5 million, or ($1.76) per common share.

Revenue

Fourth quarter 2014 revenue was approximately $9.1 million, an increase of 10.0% compared to approximately $8.3 million for the same period during 2013. Sequentially, fourth quarter 2014 revenue increased 7.4% over third quarter 2014 revenue of $8.5 million.

The reported fourth quarter 2014 revenue figure represents the fifth consecutive quarter of increased year-over-year revenue growth since Dan Goldberger joined Bacterin as Chief Executive Officer in August 2013.

"We have transitioned from a turn around project to a revenue growth story," said Mr. Goldberger. "New sales leadership joined the company in the second half of 2014 and we plan to continue increasing the number of sales assets representing Bacterin products in the field throughout 2015 in order to accelerate our future revenue growth."

Revenue for the full year 2014 was approximately $35.3 million, compared to approximately $33.1 million reported for full year 2013, representing an increase of 6.8% over the prior year.

Gross Profit

Gross profit for the fourth quarter of 2014 was $5.8 million or 63.5% of revenues, compared to $4.1 million or 49.5% of revenues for the fourth quarter of 2013.

For the year, gross profit was approximately $22.3 million, compared to $18.9 million in 2013. Gross margin for the year was 63.1%, which compares to a gross margin of 57.1% reported for 2013.

The increase in gross profit and gross margins are the result of an increased focus on operations which has yielded improved manufacturing efficiencies. Management expects Gross Margins for 2015 to be between 61.0% and 63.0%.

Sales and Marketing Expenses

Fourth quarter 2014 sales and marketing expenses increased to $4.5 million, as compared to $4.0 million during the same period in 2013. For the quarter, sales and marketing as a percentage of revenues increased to 49.8%, compared to 48.0% in the fourth quarter of 2013 due to increases in sales and marketing headcount between the two periods.

Full-year 2014 sales and marketing expenses increased to $16.9 million, as compared to $16.0 million for 2013. As a percentage of revenues, sales and marketing expenses decreased to 47.9% compared to 48.4% reported for the full year 2013.

General and Administrative Expenses

In the fourth quarter, general and administrative expenses decreased to $2.2 million as compared to $2.6 million reported for the same period last year. As a percentage of revenues, general and administrative expenses were 24.5% during the period as compared to 30.9% for the same period 2013.

Full year 2014 general and administrative expenses decreased to $8.9 million as compared to $10.2 million reported for the same period last year. As a percentage of revenues, general and administrative expenses were 25.2% as compared to 30.9% for 2013.

Loss from Operations before impairment

The fourth quarter 2014 loss from operations before impairment was approximately $1.6 million, compared to approximately $2.8 million in the fourth quarter of 2013.

Full-year 2014 loss from operations before impairment was approximately $5.4 million compared to a 2013 loss from operations before impairment of approximately $8.3 million.

Loss from Operations after impairment

During the fourth quarter of 2014, the Company made the strategic decision to discontinue its Cranial Maxillofacial Fixation (CMF) and coatings product lines since they are not integral to the Company's core strategy and represent an immaterial portion of the Company's current revenue stream. In connection with this decision, the Company reported a one-time, non-recurring impairment charge of approximately $913,000 during the fourth quarter of 2014. In the fourth quarter of 2013, the Company recorded an impairment charge of approximately $729,000 associated with the write off of goodwill from a previous acquisition.

The fourth quarter 2014 loss from operations after impairment was approximately $2.5 million compared to $3.6 million for the prior year.

For full-year 2014, the Company reported an operating loss after impairment of approximately $6.3 million, compared to $9.0 million for 2013.

Net Loss

The reported fourth quarter 2014 net loss was $3.3 million, a 20.7% decrease from the year-ago period operating loss of $4.2 million.

For the full-year 2014, the Company reported a net loss of $10.5 million compared to $12.7 million for 2013. Net loss per share for the full-year 2014 was $1.76 a share compared to a net loss per share of $2.80 for 2013.

EBITDA

The Company defines earnings before interest, taxes, depreciation and amortization ("EBITDA") as net income/loss from operations before depreciation, amortization, impairment charges and non-cash stock-based compensation. EBITDA for the fourth quarter of 2014 was a loss of $1.1 million compared to a loss of $1.6 million for the same period during 2013.

Full year 2014 EBITDA was a loss of $3.5 million compared to an EBITDA loss of $5.8 million in the prior year.

Financial Liquidity

Cash, cash equivalents and net accounts receivable were $8.9 million on December 31, 2014.

In addition, the Company entered into a common stock purchase agreement on March 16, 2015 with Aspire Capital Fund, LLC, a Chicago based investment fund. The agreement provides that once the Company receives additional listing approval from the NYSE MKT, Aspire Capital shall purchase $750,000 of unregistered common shares. The Company can, from time to time, elect to sell to Aspire Capital up to $10 million of common shares over a two-year period. The sale price of common shares purchased by Aspire Capital from the Company will be based upon the market price of our common stock at the time of each sale. The Company may not sell any additional shares to Aspire Capital until a registration statement related to the transaction has been declared effective by the U.S. Securities & Exchange Commission. No warrants were issued in connection with the transaction. Please refer to the Company's Current Report on Form 8-K filed concurrently with this press release for a copy of the agreements associated with this transaction. The Company believes the agreement with Aspire Capital provides flexibility in obtaining working capital under terms which are less dilutive to common shareholders compared to other available options at this time. The Company does not presently intend to sell additional shares to Aspire Capital. However, the Company will evaluate market conditions and may sell additional shares opportunistically to Aspire Capital following NYSE MKT approval and after a registration statement has been declared effective.

Full Year 2015 Guidance

Based on the planned growth of the Company's hybrid salesforce, combined with new product launches, the Company currently anticipates 2015 full-year revenue to be in the range of $40 million to $42 million compared to $35.3 million reported for 2014.

Conference date: March 18, 2015, 10:00 AM ET

Conference dial-in: 877-269-7756

International dial-in: 201-689-7817

Conference Call Name: Bacterin's Fourth Quarter 2014 Results Call

Webcast Registration: Click Here

Following the live call, a replay will be available on the Company's website, www.bacterin.com, under "Investor Info."

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT:BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow and achieve profitability; the Company's ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company's ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

BACTERIN INTERNATIONAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	As of December 31, 2014	As of December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$4,468,208	$3,046,340
Trade accounts receivable, net of allowance for doubtful accounts of $1,392,989 and $1,309,859, respectively	4,427,081	4,793,834
Inventories, net	9,558,648	10,753,600
Prepaid and other current assets	654,140	574,910
Total current assets	19,108,077	19,168,684

Non-current inventories	1,934,258	2,119,952
Property and equipment, net	4,654,527	5,180,556
Intangible assets, net	655,490	586,965
Other assets	1,598,539	1,821,471

Total Assets	$27,950,891	$28,877,628

LIABILITIES & STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$3,876,760	$2,767,639
Accounts payable - related party	250,629	647,844
Accrued liabilities	1,921,301	3,585,037
Warrant derivative liability	1,320,371	1,594,628
Current portion of capital lease obligations	61,970	171,926
Current portion of royalty liability	1,000,750	836,750
Current portion of long-term debt	50,671	47,727
Total current liabilities	8,482,452	9,651,551

Long-term Liabilities:
Capital lease obligation, less current portion	11,808	73,777
Long term royalty liability, less current portion	6,361,216	6,609,232
Long-term debt, less current portion	20,870,330	16,385,245
Total Liabilities	35,725,806	32,719,805

Commitments and Contingencies
Stockholders' (Deficit) Equity
Preferred stock, $0.000001 par value; 5,000,000 shares authorized; no shares issued and Outstanding	--	--
Common stock, $0.000001 par value; 95,000,000 shares authorized; 6,679,646 shares issued and outstanding as of December 31, 2014 and 5,343,282 shares issued and outstanding as of December 31, 2013	7	5
Additional paid-in capital	63,091,620	56,516,491
Accumulated deficit	(70,866,542)	(60,358,673)
Total Stockholders' Deficit	(7,774,915)	(3,842,177)

Total Liabilities & Stockholders' Deficit	$27,950,891	$28,877,628

See notes that are attached to the audited consolidated financial statements that are contained in the Company's 10K

BACTERIN INTERNATIONAL HOLDINGS, INC.
Consolidated Statements of Operations

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2014		2013		2014		2013
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenue
Tissue sales	$8,856,574	97.5%	$8,133,775	98.5%	$34,569,160	97.8%	$32,563,933	98.5%
Royalties and other	224,831	2.5%	124,001	1.5%	762,652	2.2%	509,481	1.5%
Total Revenue	9,081,406	100.0%	8,257,776	100.0%	35,331,812	100.0%	33,073,414	100.0%

Cost of sales	3,315,362	36.5%	4,174,032	50.5%	13,034,314	36.9%	14,185,719	42.9%

Gross Profit	5,766,044	63.5%	4,083,744	49.5%	22,297,498	63.1%	18,887,695	57.1%

Operating Expenses
General and administrative	2,221,990	24.5%	2,551,700	30.9%	8,886,972	25.2%	10,204,659	30.9%
Sales and marketing	4,525,407	49.8%	3,959,840	48.0%	16,912,865	47.9%	16,017,229	48.4%
Research and development	487,907	5.4%	347,623	4.2%	1,443,018	4.1%	572,361	1.7%
Depreciation and amortization	55,404	0.6%	72,753	0.9%	271,748	0.8%	377,524	1.1%
Non-cash consulting expense	53,150	0.6%	(17,041)	-0.2%	135,075	0.4%	(5,117)	0.0%
Total Operating Expenses	7,343,859	80.9%	6,914,875	83.7%	27,649,678	78.3%	27,166,656	82.1%

Loss from Operations before Impairment	(1,577,815)	-17.4%	(2,831,132)	-34.3%	(5,352,180)	-15.1%	(8,278,961)	-25.0%

Impairment of Assets	912,549	10.0%	728,618	8.8%	912,549	2.6%	728,618	2.2%

Loss from Operations	(2,490,364)	-27.4%	(3,559,750)	-43.1%	(6,264,729)	-17.7%	(9,007,579)	-27.2%

Other Income (Expense)
Interest expense	(1,444,248)	-15.9%	(1,217,226)	-14.7%	(5,660,357)	-16.0%	(4,653,232)	-14.1%
Change in warrant derivative liability	697,863	7.7%	628,704	7.6%	1,736,053	4.9%	875,041	2.6%
Other income (expense)	(65,548)	-0.7%	(15,971)	-0.2%	(318,836)	-0.9%	92,645	0.3%

Total Other Income (Expense)	(811,933)	-8.9%	(604,493)	-7.3%	(4,243,140)	-12.0%	(3,685,546)	-11.1%

Net Loss from Operations Before (Provision) Benefit for Income Taxes	(3,302,297)	-36.4%	(4,164,243)	-50.4%	(10,507,869)	-29.7%	(12,693,125)	-38.4%

Benefit (Provision) for Income Taxes
Current	--	0.0%	--	0.0%	--	0.0%	--	0.0%
Deferred	--	0.0%	--	0.0%	--	0.0%	--	0.0%

Net Loss	$(3,302,297)	-36.4%	$(4,164,243)	-50.4%	$(10,507,869)	-29.7%	$(12,693,125)	-38.4%
Net loss per share:
Basic	$(0.49)		$(0.83)		$(1.76)		$(2.80)
Dilutive	$(0.49)		$(0.83)		$(1.76)		$(2.80)

Shares used in the computation:
Basic	6,677,146		5,016,381		5,954,195		4,530,072
Dilutive	6,677,146		5,016,381		5,954,195		4,530,072

See notes that are attached to the audited consolidated financial statements that are contained in the Company's 10K

BACTERIN INTERNATIONAL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013
Operating activities:
Net loss	$(10,507,869)	$(12,693,125)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	952,320	753,522
Non-cash interest	814,374	633,398
Impairment of Assets	912,549	728,618
Loss (Gain) on sale of fixed assets	25,269	(500)
Amortization of debt discount	1,632,245	1,251,125
Non-cash consulting expense/stock option expense	935,316	838,847
Provision for losses on accounts receivable and inventory	647,765	2,320,955
Gain in derivative warrant liability	(1,736,053)	(875,041)
Decrease of contingent liability	--	(91,740)
Changes in operating assets and liabilities:
Accounts receivable	283,624	797,680
Inventories	(17,392)	747,691
Prepaid and other assets	(455,048)	263,352
Accounts payable	715,706	(1,001,228)
Accrued liabilities	(1,526,865)	1,434,140
Net cash used in operating activities	(7,324,059)	(4,892,306)

Investing activities:
Purchases of property and equipment and intangible assets	(299,978)	(623,045)
Proceeds from sale of fixed assets	1,626	(70,255)
Net cash used in investing activities	(298,352)	(693,300)

Financing activities:
Proceeds from issuance of debt	4,000,000	--
Payments on long-term debt	(653,397)	(621,967)
Payments on capital leases	(171,957)	(149,729)
Proceeds from exercise of options	--	27,575
Net proceeds from issuance of stock	5,869,633	4,450,001
Net cash provided by financing activities	9,044,279	3,705,880

Net change in cash and cash equivalents	1,421,868	(1,879,726)

Cash and cash equivalents at beginning of period	3,046,340	4,926,066
Cash and cash equivalents at end of period	$4,468,208	$3,046,340

See notes that are attached to the audited consolidated financial statements that are contained in the Company's 10K

BACTERIN INTERNATIONAL HOLDINGS, INC.
Calculation of (EBITDA) before Asset Impairment

	For the three months ended December 31,		For the year ended December 31,
	2014	2013	2014	2013
Loss from Operations before Impairment	(1,577,815)	(2,831,132)	(5,352,180)	(8,278,961)

Non-Cash Compensation	(16,657)	372,846	935,316	975,904
Depreciation & Amortization	453,976	895,371	952,320	1,482,142

EBIDTA before Impairment	(1,140,496)	(1,562,914)	(3,464,544)	(5,820,915)

CONTACT: COCKRELL GROUP	877.889.1972
investorrelations@thecockrellgroup.com	cockrellgroup.com